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                                                                      Exhibit 5
                                                                    Page 1 of 2

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
INTERNAL REVENUE SERVICE                   DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202
                                           Employer Identification Number:
Date:  November 8, 1995                            53-0257888
                                           File Folder Number:
DOVER CORPORATION                                  133000935
C/O ROBERT J. SARTORIUS                    Person to Contact:
THE WYATT COMPANY                                  STANLEY PUSTULKA
461 FIFTH AVENUE                           Contact Telephone Number:
NEW YORK, NY  10017                                (716) 551-5383
                                           Plan Name:
                                                   DOVER CORPORATION EMPLOYEE
                                                   SAVINGS AND INVESTMENT PLAN
                                           Plan Number:  030
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Dear Applicant:

                 We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

                 Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

                 The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

                 This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                 This Determination letter is applicable for the amendments adopted on NOVEMBER 3, 1994.

                 This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

                 This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.
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                                                                      Exhibit 5
                                                                    Page 2 of 2

                 This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

                 This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

                 This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

                 We have sent a copy of this letter to your representative as indicated in the power of attorney.

                 If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                 Sincerely yours,



                                                 /s/ Herbert J. Huff
                                                 -------------------
                                                 Herbert J. Huff
                                                 District Director

Enclosures:
Publication 794